Exhibit 99.2

Contact:	For IBC:
Lewis M. Phelps
Anita-Marie Laurie
Sitrick And Company
310-788-2850
For Ripplewood Holdings:
Jeffrey Taufield
Kekst and Company
212-521-4815
IBC Receives Commitments for Plan Funding from
Ripplewood and Key Pre-Petition Lenders
Plan Requires Ratification of Labor
Agreement Modifications
IBC Working With All Parties to Implement New Accord
And Gain Its Approval Through Bankruptcy Process
     Kansas City, MO – September 12, 2008 – Interstate Bakeries Corporation (IBC) (OTC:IBCIQ) announced today that it has received plan funding commitments from an affiliate of Ripplewood Holdings L.L.C. and from Silver Point Finance, LLC, Monarch Alternative Capital L.P. and McDonnell Investment Management LLC, lenders holding approximately 53% of IBC’s pre-petition secured debt, that form a basis for IBC to emerge from Chapter 11 as a stand-alone company. National representatives of IBC’s two major labor unions, which, together, represent nearly 17,000 IBC employees, have agreed to important modifications to their labor agreements that are an essential component of the plan funding commitments. The plan funding commitments do require that labor agreement modifications agreed to by national representatives must be ratified by the union locals before plan funding will be provided and IBC can emerge from Chapter 11.

     The foundation for the revised plan of reorganization contemplated by the plan funding commitments emerged from intensive discussions that have been under way in recent weeks among IBC and its existing secured lenders, including Silver Point Finance, LLC, Monarch Alternative Capital L.P. and McDonnell Investment Management LLC, which have committed $339 million pursuant to a new secured term loan, Ripplewood Holdings L.L.C., an affiliate of which has committed $130 million of new capital to the reorganized IBC, and national representatives of two unions – the International Brotherhood of Teamsters (IBT), which represents about 8,500 IBC employees, and The Bakery, Confectionery, Tobacco Workers, and Grain Millers International Union (BCTGM), which represents about 8,200 IBC employees.
     Craig Jung, CEO of Interstate Bakeries, said, “We believe that emergence from Chapter 11 as a stand-alone company is the best possible outcome for IBC’s constituents, employees, customers, and vendors. We are deeply appreciative of the willingness to compromise and sacrifice that our major unions and plan sponsors have shown, and the ongoing support that customers and vendors have extended to IBC. I am also grateful to and look forward to working with Ripplewood.”
     “This agreement provides the cornerstone for a revised plan of reorganization that will preserve the jobs of more than 22,000 IBC employees,” Mr. Jung said. “It has the support of approximately 53% in amount of IBC’s pre-petition senior secured creditors, provides a fully underwritten exit financing commitment, and has the support of national representatives of IBC’s major labor unions for modifications to IBC’s existing labor contracts that will lower the Company’s cost structure and enable us to create sustainable competitive advantage to secure the Company’s future,” he said.

     John Cahill and Greg Murphy, Industrial Partners of Ripplewood Holdings L.L.C., a leading private equity firm, said, “We are very pleased to have reached this agreement under which Ripplewood has committed new capital that will enable the company to look confidently to its future. IBC has outstanding brands in the major bread and snack cake categories that we believe best position the Company for future success.”
     Upon completion of the reorganization, Mr. Cahill and Mr. Murphy will serve on IBC’s Board of Directors as Ripplewood representatives. Mr. Cahill was previously Chairman, President and CEO of The Pepsi Bottling Group and Mr. Murphy had been President and CEO of Kraft Food Bakery Companies. Both executives have had extensive food and beverage industry experience during their careers. “I have previously worked with Mr. Cahill and have come to know Mr. Murphy, and I have deep respect for both individuals,” Mr. Jung said.
     IBC said it will work closely with all parties involved in these commitments and other key constituents to develop and submit to the bankruptcy court a revised plan of reorganization and a revised disclosure statement that incorporate the terms of the new plan funding commitments. As required by the commitments, IBC must emerge from Chapter 11 by February 9, 2009.
     Significant hurdles that must be cleared before the revised plan of reorganization can be implemented include, among other matters, obtaining bankruptcy court approval of plan funding commitments associated with the revised plan of reorganization, obtaining union ratification of modified contracts consistent with agreed-upon term sheets, modifying the plan of reorganization and disclosure statement to reflect new financing and labor terms as well as other pertinent changes, obtaining a bankruptcy court ruling that the disclosure statement contains sufficient information, making the disclosure statement and plan of reorganization available to all parties, soliciting votes for the plan of reorganization, obtaining confirmation of the plan of reorganization and satisfying the conditions set forth in the plan of reorganization to emerge from bankruptcy. There can be no assurance that these and all other conditions to the plan funding commitments will be satisfied on a timely basis.
     Under the terms of the revised plan of reorganization contemplated by the new plan funding commitments, holders of general unsecured claims and holders of the existing common stock of IBC would have their respective rights cancelled, and would receive no distribution.
     Along with other commitments, IBC’s secured lenders that have been providing debtor-in-possession (DIP) financing to IBC have agreed to extend their DIP financing arrangement until February 9, 2009 and provide up to approximately $329 million in aggregate financing to provide IBC with operating capital during the process of implementing the revised plan of reorganization. The bankruptcy court approved this amended DIP financing at a court hearing earlier today.
     About the Company
     Interstate Bakeries Corporation is one of the nation’s largest commercial bakers and distributors of fresh-baked bread and sweet goods, sold under various brand names, including Wonder®, Merita®, Home Pride®, Baker’s Inn®, Hostess®, Drake’s®, and Dolly Madison®. The Company is headquartered in Kansas City, Missouri.
     Interstate Bakeries Corporation filed for bankruptcy protection on September 22,

2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs, and higher costs for ingredients and energy. The Company continues to operate its business in the ordinary course as a debtor-in-possession.
     About Ripplewood Holdings L.L.C.
     Based in New York, Ripplewood Holdings L.L.C. is a leading private equity firm established in 1995 by Timothy C. Collins. Through five institutional private equity funds managed by Ripplewood, the firm has invested over $4.5 billion of equity in transactions in the U.S., Asia, Europe and the Middle East.
     Forward-Looking Statement
     Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain approval of the revised plan of organization from the bankruptcy court on a timely basis; the Company’s ability to obtain ratification from its unionized workforce of the modifications to their collective bargaining agreements contemplated by the revised plan of reorganization; the terms of any reorganization plan ultimately confirmed; the Company’s ability to implement its business plan; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility, as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the Company’s ability to operate its business under the restrictions imposed by the Chapter 11 process; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to implement the revised plan of reorganization; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; increased costs and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent and planned new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.
     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.